Exhibit 21.01




                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------



     Haynes Holdings, Inc. a Delaware corporation, has one wholly-owned subsidiary, Haynes International, Inc., a Delaware corporation. The subsidiaries of Haynes International are as follows:


     SUBSIDIARY                              JURISDICTION
     ----------                              ------------

     Haynes Sour Gas Tubulars, Inc.          Delaware

     Haynes International S.A.R.L.           France

     Haynes International Ltd.               United Kingdom

     Nickel-Contor AG                        Switzerland

     CABVAL (a partnership)                  New York